Exhibit 99.1

Contact:	FOR RELEASE:
Tyler H. Rose	January 7, 2013

Executive Vice President

and Chief Financial Officer

(310) 481-8484

or

Michelle Ngo

Vice President

and Treasurer

(310) 481-8581

KILROY REALTY, L.P. PRICES $300.0 MILLION OF 3.800% SENIOR

UNSECURED NOTES DUE 2023

LOS ANGELES,CA, January 7, 2013 – Kilroy Realty Corporation (NYSE:KRC) today announced that its operating partnership, Kilroy Realty, L.P., has priced the underwritten public offering of $300.0 million aggregate principal amount of 3.800% senior unsecured notes due 2023 (the “Notes”). The Notes pay interest semi-annually at a rate of 3.800% per annum and mature on January 15, 2023. The notes were priced at 99.967% of the principal amount to yield 3.804% to maturity. J.P. Morgan, Barclays, BofA Merrill Lynch and Wells Fargo Securities acted as joint book-running managers. The offering is expected to close on January 14, 2013, subject to customary closing conditions.

Net proceeds from the offering will be approximately $297.2 million, after deducting underwriters’ discounts and estimated expenses. The operating partnership intends to use the net proceeds from the offering of the Notes for general corporate purposes, which may include the acquisition of properties (including office properties and undeveloped land), funding development and redevelopment and the repayment of outstanding debt. Pending such uses, the operating partnership may use net proceeds to temporarily repay borrowings under its revolving credit facility and / or temporarily invest the net proceeds in short-term, interest-bearing securities.

This offering was made pursuant to an effective shelf registration statement and prospectus and related prospectus supplement filed by Kilroy Realty, L.P. with the Securities and Exchange Commission. This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities nor will there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Copies of the prospectus supplement and related prospectus for this offering may be obtained by contacting J.P. Morgan Securities LLC, 383 Madison Avenue, New York, NY 10179, Attention: High Grade Syndicate Desk – 3rd floor, telephone (212) 834-4533; Barclays Capital Inc., c/o Broadridge Financial Solutions, 1155 Long Island Ave., Edgewood, NY 11717, telephone (888) 603-5847 or by emailing a request to barclaysprospectus@broadridge.com; Merrill Lynch, Pierce, Fenner & Smith Incorporated, 222 Broadway, 7th Floor, New York, NY 10038, Attention: Prospectus Department, telephone (800) 294-1322 or by e-mailing a request to dg.prospectus_requests@baml.com; or Wells Fargo Securities, LLC, 1525 West W.T. Harris Boulevard, NC0675, Charlotte, NC 28262, Attention: Capital Markets Client Support, telephone (800) 326-5897, or by emailing a request to cmclientsupport@wellsfargo.com

About Kilroy Realty Corporation. Kilroy Realty Corporation, a member of the S&P Small Cap 600 Index, is a real estate investment trust active in the office property sector along the West Coast. For over 60 years, the company has owned, developed, acquired and managed real estate assets primarily in the coastal regions of Los Angeles, Orange County, San Diego county, greater Seattle and the San Francisco Bay Area. At September 30, 2012, the company’s stabilized office portfolio encompassed 12.7 million rentable square feet.

Forward-Looking Statements. This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are based on our current expectations, beliefs and assumptions, and are not guarantees of future performance. Forward-looking statements are inherently subject to uncertainties, risks, changes in circumstances, trends and factors that are difficult to predict, many of which are outside of our control. Accordingly, actual performance, results and events may vary materially from those indicated in forward-looking statements, and you should not rely on forward-looking statements as predictions of future performance, results or events. Numerous factors could cause actual future performance, results and events to differ materially from those indicated in forward-looking statements, including, among others, risks associated with: investment in real estate assets, which are illiquid; trends in the real estate industry; significant competition, which may decrease the occupancy and rental rates of properties; the ability to successfully complete acquisitions and dispositions on announced terms; the ability to successfully operate acquired properties; the availability of cash for distribution and debt service and exposure of risk of default under debt obligations; adverse changes to, or implementations of, applicable laws, regulations or legislation; and the ability to successfully complete development and redevelopment projects on schedule and within budgeted amounts. These factors are not exhaustive. For a discussion of additional factors that could materially adversely affect our business and financial performance, see the factors included under the caption “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2011 and our other filings with the Securities and Exchange Commission. All forward-looking statements are based on information that was available, and speak only, as of the date on which they are made. We assume no obligation to update any forward-looking statement made in this press release that becomes untrue because of subsequent events, new information or otherwise, except to the extent required in connection with ongoing requirements under Federal securities laws.

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